UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549
___________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 19, 2010

TEREX CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Nyala Farm Road, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

In connection with the disposition of Terex Corporation’s (“Terex” or the “Company”) mining equipment business (the “Disposition”) described in Item 2.01 below, the Company, among other consideration, received 5,809,731 shares of Bucyrus International, Inc. (“Bucyrus”) stock.  The Company and Bucyrus entered into a Stockholders Agreement (the “Stockholders Agreement”), dated as of February 19, 2010, providing certain restrictions, including providing for Terex’s commitment that it will not directly or indirectly sell or otherwise transfer its economic interest in the shares of Bucyrus stock received by it for a period of one year, subject to certain exceptions, including transfers to affiliates.  In addition, under the Stockholders Agreement, Terex has agreed to certain customary restrictions for five years, including restrictions on future acquisitions of Bucyrus’ securities, participation in a solicitation of proxies, and effecting or seeking to effect a change of control of Bucyrus. Bucyrus has also agreed to provide registration rights, including demand registration and shelf registration rights, to facilitate the sale of the shares of Bucyrus stock after the initial one year holding period.  The description of the Stockholders Agreement set forth above is qualified by reference to the Stockholders Agreement filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

    On February 19, 2010, the Company completed the previously announced Disposition to Bucyrus and certain of its subsidiaries pursuant to the terms of the Asset and Stock Purchase Agreement between the Company and Bucyrus, dated as of December 20, 2009 (the “Purchase Agreement”). The Company received approximately $1.0 billion in cash and 5,809,731 shares of stock (the number of shares were calculated as of the date of the Purchase Agreement, based on a trailing 10 day weighted average share price).  In connection with the Disposition, the Company and Bucyrus entered into certain ancillary agreements, including a Transition Services Agreement, dated as of February 19, 2010, under which the parties will provide one another certain transition services to facilitate the separation of the mining equipment business being disposed from the businesses being retained by the Company and interim operations of the mining business being acquired by Bucyrus.

    A copy of the press release announcing the completion of the Disposition is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(b) Pro Forma Financial Information

As the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 presents the mining equipment business within discontinued operations, the pro forma financial statements giving effect to the Disposition are reflected therein and are incorporated herein by reference.

(d)	Exhibits

10.1           Stockholders Agreement dated as of February 19, 2010, between Terex Corporation and Bucyrus International, Inc.

99.1           Press release of Terex Corporation issued on February 19, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 24, 2010

TEREX CORPORATION

By: /s/ Phillip C. Widman
Philip C. Widman Senior Vice President and Chief Financial Officer

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